UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2019

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

6800 N. 79th St., Ste. 200, Niwot, CO 80503

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02:	ELECTION/RESIGNATION OF DIRECTORS

Resignation of Director:

Effective June 1, 2019 Andrew Sink tendered his letter of resignation as a member of the Board of Directors of Global Healthcare REIT, Inc., a Utah corporation (the “Company”), effective immediately.

The Company would like to thank Mr. Sink for his generous service and support.

APPOINTMNET OF DIRECTOR:

Effective June 1, 2019 the Board of Directors of the Company has appointed Mr. John H. Downs, Jr. to serve as a member of the Board of Directors of Global Healthcare REIT, Inc., a Utah corporation (the “Company”) to fill the vacancy created by the resignation of Mr. Sink.

The following is biographical information on Mr. Downs:

John H. Downs, Jr., age 62, has been President and Chief Executive Officer of the National Confectioners Association and NCA’s Chocolate Council since 2014. In 2015, he was appointed to the U.S. Chamber of Commerce’s Association Committee of 100. For the 28 years prior to his appointment to the NCA, Mr. Downs was senior executive management within the Coca-Cola system of companies, concentrating his activities in international government relations and public affairs. Mr. Downs holds a B.A. degree in political science from Washington College, Maryland.

As a director, Mr. Downs will participate in the Company’s compensation plan for directors pursuant to which he will be entitled to receive an annual restricted stock award having a market value of $30,000. As his election is effective June 1, 2019, Mr. Downs will be entitled to receive for the partial calendar year 2019 a restricted stock award having a market value of $17,500. The grant will be effective June 1, 2019 and will be based upon the closing price of the Company’s common stock on May 31, 2019 valued at $0.33 per share.

Currently the Company’s Board of Directors has no standing committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc (Registrant)

Dated: June 5, 2019	/s/ Zvi Rhine
President